UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 5, 2007

Scores Holding Company, Inc.
(Exact name of registrant as specified in its charter)

Utah	000-16665	87-0426358
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Main Street, Suite 1000, White Plains, NY	10606
(Address of Principal Executive Offices)	(Zip Code)

(212) 868-4900
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 5, 2007, John Neilson was appointed to our Board of Directors and was made our interim President and Chief Executive Officer.

Since August 2003, Mr. Neilson has been our business development consultant, focusing on establishing adult nightclubs in cities other than New York city that will license our intellectual property, such as the “Scores” tradename. He was instrumental in bringing about our relationships with clubs in Chicago (June 2003), Baltimore (February 2004), Ft. Lauderdale (July 2004), Las Vegas (July 2005), Philadelphia (November 2005), Los Angeles (November 2006), and New Orleans, Louisiana (April 2007).

Prior to being our consultant, he was our Vice President, Secretary and a director from December 1999 through August 2003. His resignation from those positions was not the result of any disagreement between him and us.

He received a degree in hotel and restaurant management from Sheffield University, Sheffield, England in 1977.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Scores Holdings Company, Inc.

Dated: June 13, 2007	By:	/s/ Curtis Smith
Name: Curtis Smith Title: Chief Financial Officer